NONQUALIFIED STOCK OPTION AGREEMENT

ORANGEHOOK, INC.

THIS AGREEMENT (this "Agreement"), made effective as of this 31st day of May, 2016, by and between OrangeHook, Inc., a Minnesota corporation (the "Company"), and David Batchelor, a resident of the state of California ("Participant").

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is an Employee of LifeMed ID, Inc. ("LifeMed") pursuant to an employment agreement between LifeMed and Participant dated January 2, 2015 as amended and restated March 15, 2016 and as amended May 31, 2016 and Participant is also a director of the Company; and

WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company's common stock; and

WHEREAS, the Board of Directors of the Company (the "Board") has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the Fair Market Value of the Company's Common Stock is $3.18 per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. **Grant of Option**. The Company hereby grants to Participant on the date first set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of two hundred twenty-eight thousand, four hundred thirteen (228,413) shares of Common Stock, par value of $0.01 per share ("Common Stock" or "Stock") at a per share exercise price of $3.18 on the terms and conditions set forth herein. This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

2. **Duration and Exercisability**.

a. **General**. The term during which this Option may be exercised shall terminate at the close of business on May 31, 2023, except as otherwise provided in Sections 2(b) through 2(e) below. This Option shall be exercisable immediately. If, upon an exercise of this Option, Participant does not purchase the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

b. **Termination of Employment or Service Relationship for Cause**. If Participant ceases to be a Director of the Company or any Subsidiary for Cause, as defined below, the unexercised portion of this Option shall immediately expire, and all rights of Participant under this Option shall be forfeited.

For purposes of this Section 2, "Cause" shall mean (i) the conviction of Participant for the commission of any felony, (ii) the commission by Participant of any crime involving moral turpitude (*e.g.*, larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company or any Affiliate, or (iii) a disciplinary discharge pursuant to the terms of the Company's management handbooks or policies as in effect at the time.

c. **Termination of Director Relationship (other than for Cause, Disability or Death)**. If Participant ceases to be a Director of the Company or any Subsidiary for any reason other than for Cause, disability or death, this Option shall completely terminate on the earlier of: (i) the close of business on the three-month anniversary date of the Participant's termination; and (ii) the expiration date of this Option stated in Section 2(a) above.

d. **Disability**. If Participant ceases to be a Director of the Company or any Subsidiary because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of: (i) the close of business on the twelve-month anniversary date of the Participant's termination; and (ii) the expiration date of this Option stated in Section 2(a) above.

e. **Death**. In the event of Participant's death, this Option shall terminate on the earlier of: (i) the close of business on the twelve-month anniversary of the date of Participant's death; and (ii) the expiration date of this Option stated in Section 2(a) above. In such period following Participant's death, this Option may be exercised by the person or persons to whom Participant's rights under this Option shall have passed by Participant's will or by the laws of descent and distribution.

3. **Manner of Exercise**.

a. **General**. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of this Agreement and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the option period as provided herein.

b. **Form of Payment**. Subject to the approval of the Administrator, payment of the exercise price by Participant may be (i) in cash, or with a personal check or certified check, (ii) by the transfer from the Participant to the Company of previously acquired unencumbered shares of Common Stock, (iii) through the withholding of shares of Common Stock from the number of shares otherwise issuable upon the exercise of the Option (*e.g.*, a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event the Participant elects to pay the exercise price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the then-current Fair Market Value of the Common Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. For purposes of this Agreement, "previously acquired shares of Common Stock" means shares of Common Stock which the Participant has owned for at least six (6) months prior to the exercise of the option (or for such period of time, if any, required by applicable accounting principles).

c. **Stock Transfer Records**. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership, or, if requested by the Participant and permitted by the Company's governing documents, its designated agent, and applicable law, shall cause the purchased shares to be issued in book-entry form. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

4. **General Provisions.**

a. **Employment or Other Relationship; Rights as Shareholder**. This Agreement shall not confer on Participant any right with respect to the continuance of employment, appointment to the Board of Directors of the Company or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment, directorship or relationship. Nothing in this Agreement shall be construed as creating an employment or service contract for any specified term between Participant and the Company or any Affiliate. Participant shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Participant (or, if permitted, a book entry made) upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(e). The granting of this Option shall impose no obligation upon the Participant to exercise such Option.

b. **280G Limitations**. Notwithstanding anything in this Agreement or in any other agreement, plan, contract or understanding entered into from time to time between Participant and the Company or any of its Subsidiaries to the contrary (except an agreement that expressly modifies or excludes the application of this Section 4(b)), the exercisability of this Option shall not be accelerated in connection with a Change of Control to the extent that such acceleration, taking into account all other rights, payments and benefits to which Participant is

entitled under any other plan or agreement, would constitute a "parachute payment" or an "excess parachute payment" for purposes of Code Sections 280G and 4999, or any successor provisions, and the regulations issued thereunder; provided, however, that the Administrator, in its sole discretion and in accordance with applicable law, may modify or exclude the application of this Section 4(b).

c. **Securities Law Compliance**. The exercise of all or any parts of this Option shall only be effective at such time the Company and its counsel shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. If the issuance of such shares upon exercise is not registered under a then-currently effective registration statement under the Securities Act of 1933, as amended, the Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to give any written assurances that are necessary or desirable in the opinion of the Company and its counsel to ensure the issuance complies with applicable securities laws, including that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant's own account without a view to any further distribution thereof; that the certificates (or, if permitted, book entries) for such shares shall bear an appropriate legend or notation to that effect; and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d. **Extension of Expiration Date**. In the event that the exercise of this Option would be prohibited solely because the issuance of shares of Common Stock pursuant to the Option would violate applicable securities laws, the Administrator may, in its sole discretion and in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability thereunder, permit the expiration of the Option to be tolled during such time as its exercise is so prohibited; provided, however, that the expiration date may not thereby be extended more than 30 days after the date the exercise first would no longer violate applicable securities laws.

e. **Mergers, Recapitalizations, Stock Splits, Etc.** In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, other than due to conversion of the convertible securities of the Company, the Administrator may, in its sole discretion, adjust the number of shares of Stock covered by this Option, and, if applicable, the exercise price per share to reflect such change. Additional shares which may become covered by the Option pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

In the event of a Change of Control, the Administrator may provide for one or more of the following:

(i) the cancellation of this Option if such Option is not exercised prior to a date specified by the Administrator (which date shall give the Participant a reasonable

period of time in which to exercise such Option prior to the effective date of such Change of Control);

(ii) that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue this Option (or portions thereof) as outstanding immediately prior to the Change of Control or substitute for this Option (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations; or

(iii) that Participant shall become entitled to receive, with respect to each share of Common Stock that Participant may purchase upon exercise of this Option as of the effective date of any such Change of Control, cash in an amount equal to the excess of the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of Option.

The Administrator may restrict the rights of or the applicability of this Section 4(e) to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of this Option shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

f. **Shares Reserved**. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

g. **Withholding Taxes**. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income, or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part by: (i) delivering shares of Common Stock, or (ii) electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option. In either case, such shares shall have a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the statutory minimum amount required to be withheld for tax purposes. The Participant's request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations, or, if later, the date that the amount of tax to be withheld is determined under applicable tax law, and shall be irrevocable on such date if approved by the Administrator. Participant's request shall comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

h. **Nontransferability**. Unless otherwise permitted by the Administrator in its sole discretion, during the lifetime of Participant, the Option shall be exercisable only by Participant or by the Participant's guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

i. **Lockup Period Limitation**. Participant agrees that in the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

j. **Blue Sky Limitation.** Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and it is determined that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, and such determination is affirmed by the Board of Directors, unless the Board of Directors determines otherwise, (i) the exercisability of this Option and the date on which this Option must be exercised shall be accelerated, provided that the Company agrees to give Participant 15 days' prior written notice of such acceleration, and (ii) any portion of this Option or any other option granted to Participant which is not exercised prior to or contemporaneously with such public offering shall be canceled. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

k. **Affiliates**. Participant agrees that, if Participant is an "affiliate" of the Company or any affiliate (as defined in applicable legal and accounting principles) at the time of a Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other applicable legal or accounting principles, and will execute any documents necessary to ensure such compliance.

l. **Stock Legend**. The Administrator may require that the certificates (or, if permitted, book entries) for any shares of Common Stock purchased by Participant (or, in the case of death, Participant's successors) shall bear an appropriate legend or notation to reflect the restrictions of Section 4(c) and Sections 4(h) through 4(k) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Section 4(c) or Sections 4(h) through 4(k).

m. **Scope of Agreement**. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by Section 2 or Section 4(h) above.

n. **Choice of Law**. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to that state's conflict of laws rules.

o. **Severability**. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

p. **Arbitration**. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court of Hennepin County, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

5. **Certain Definitions.** As used herein, the following terms shall have the meanings indicated below:

a. "Administrator" shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board of Directors, as the case may be.

b. "Affiliate(s)" shall mean a Parent or Subsidiary of the Company.

c. "Committee" shall mean a Committee of two or more Directors who shall be appointed by and serve at the pleasure of the Board.

d. "Change of Control" shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares Voting Power, which includes the power to vote or to direct the voting, with respect to such securities.

(i) Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined Voting Power of the Company's then outstanding securities other than by virtue of a merger, consolidation, exchange, reorganization or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the "Subject Person") exceeds the designated percentage threshold of the Voting Power as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;

(ii) There is consummated a merger, consolidation, exchange, reorganization or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, exchange, reorganization or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding Voting Power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding Voting Power of the parent of the surviving entity in such merger, consolidation, exchange, reorganization or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined Voting Power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 5(d)(iii), "gross value" means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv) Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the "<u>Incumbent Board</u>") cease for any reason to constitute at least a majority of the members of the Board at any time during that

consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Agreement, be considered as a member of the Incumbent Board.

For the avoidance of doubt, the term "Change of Control" shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

e. "Director" shall mean a member of the Board of Directors of the Company.

f. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

g. "Fair Market Value" of specified stock as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by Bloomberg or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board of Directors or the Committee in its sole discretion by applying principles of valuation with respect to Common Stock.

h. "Parent" shall mean any parent corporation of the Company within the meaning of Code Section 424(e), or any successor provision.

i. "Rule 16b-3" shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act.

j. A "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Code Section 424(f), or any successor provision.

k. "Voting Power" shall mean any and all classes of securities issued by the applicable entity which are entitled to vote in the election of directors of the applicable entity.

56597289

Signature Page Follows

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ORANGEHOOK, INC.

By: ______________________

Name: James Mandel

Its: President and CEO

____

Participant

[David Batchelor Nonqualified Stock Option Agreement Signature Page]